                                                         Exhibit No. EX-99(4)(a)

                        AGREEMENT AND PLAN OF ACQUISITION

     THIS AGREEMENT AND PLAN OF ACQUISITION ("Plan") is made as of this 16th day of February,  2006, by and among: (i) Delaware  Investments  Minnesota Municipal
Income Fund, Inc.  ("Acquired Fund"), a corporation  incorporated under the laws of the  State  of  Minnesota  and a  closed-end  management  investment  company registered  under the  Investment  Company  Act of 1940,  as amended  (the "1940
Act"),   with  its  principal   place  of  business  at  One  Commerce   Square,
Philadelphia,  PA 19103; (ii) Delaware  Investments  Minnesota  Municipal Income
Fund II, Inc.  ("Acquiring Fund"), a corporation  incorporated under the laws of the State of Minnesota and a closed-end management investment company registered under the 1940 Act, with its principal place of business at One Commerce Square,
Philadelphia,  PA 19103; and (iii) Delaware Management Company ("DMC"), a series of Delaware  Management  Business Trust, a statutory trust formed under the laws of the State of Delaware,  with its principal  place of business at One Commerce
Square, Philadelphia, PA 19103.

                                   ACQUISITION

     The  acquisition  ("Acquisition")  will consist of (i) the  acquisition  by
Acquiring  Fund of  substantially  all of the  property,  assets and goodwill of
Acquired Fund in exchange  solely for (a) full and  fractional  shares of common stock,  par value $0.01 per share,  of Acquiring  Fund  ("Acquiring  Fund Common
Shares"),  and (b) shares of Municipal  Income Preferred  Shares,  Series C, par
value $0.01 per share, of Acquiring Fund ("Acquiring Fund Preferred Shares," and
together with Acquiring Fund Common Shares,  the "Acquiring Fund Shares"),  (ii)
the pro rata  distribution of such Acquiring Fund Shares to the  shareholders of
the  Acquired  Fund  according  to  their   respective   interests  in  complete
liquidation of Acquired Fund, and (iii) the dissolution of Acquired Fund as soon as is practicable after the closing of the Acquisition (the "Closing"), all upon and subject to the terms and conditions of this Plan hereinafter set forth.

                                    AGREEMENT

     In order to consummate this Plan and the  Acquisition and in  consideration of the premises and of the covenants and agreements  hereinafter set forth,  and intending to be legally bound, the parties hereto covenant and agree as follows:

1.   Sale and Transfer of Assets, Liquidation and Dissolution of Acquired Fund

     (a)  Subject to the terms and  conditions of this Plan,  and in reliance on the representations and warranties of Acquiring Fund herein contained, and in  consideration  of the delivery by Acquiring Fund of the number of Acquiring Fund Shares  hereinafter  provided,  Acquired Fund agrees that it will convey,  transfer  and deliver to  Acquiring  Fund at the
          Closing all of Acquired Fund's then existing assets, free and clear of
          all  liens,   encumbrances   and   claims   whatsoever   (other   than
          shareholders'  rights of redemption,  if any),  except for cash,  bank
          deposits  or  cash  equivalent   securities  in  an  estimated  amount
          necessary to: (i) pay its costs and expenses of carrying out this Plan
          (including,  but not limited to, fees of counsel and accountants,  and expenses of its liquidation and dissolution  contemplated  hereunder), which costs and expenses shall be established on Acquired Fund's books as liability  reserves;  (ii) discharge its unpaid  liabilities on its books as of the date of the Closing (the "Closing  Date"),  including,
          but  not  limited  to,  its  income   dividends   and  capital   gains
          distributions,  if any,  payable for the period prior to, and through, the Closing Date;  and (iii) pay such  contingent  liabilities  as the
          Board of Directors of Acquired Fund (the "Acquired Fund Board") or its
          officers may reasonably expect to exist against Acquired Fund, if any, as of the Closing Date,  for which  contingent  and other  appropriate liability reserves shall be established on Acquired Fund's books (such assets, less the foregoing exceptions, hereinafter "Net Assets").

     (b)  Subject to the terms and  conditions of this Plan,  and in reliance on the  representations and warranties of Acquired Fund herein contained, and in  consideration  of  such  conveyance,  transfer  and  delivery,
          Acquiring  Fund agrees at the Closing to deliver to Acquired Fund: (i)
          the number of Acquiring Fund Common Shares  determined with respect to
          Acquired  Fund by (A)  dividing  the net asset  value per share of the common stock of Acquired Fund  ("Acquired  Fund Common Shares") by (B)
          the net asset value per share of Acquiring Fund Common Shares, and (C)
          multiplying  the  resulting  quotient  by the  number  of  outstanding
          Acquired  Fund Common  Shares;  and (ii) 400 shares of Acquiring  Fund
          Preferred  Shares.  The liquidation  preference of each Acquiring Fund
          Preferred  Share  shall  equal  the  liquidation  preference  of  each preferred  share of Acquired Fund  ("Acquired  Fund Preferred  Shares"
          and, with the Acquired Fund Common  Shares,  "Acquired  Fund Shares").
          All such values of the Acquired  Fund Common  Shares and the Acquiring
          Fund Common Shares and the liquidation preference of the Acquired Fund
          Preferred  Shares and the  Acquiring  Fund  Preferred  Shares shall be determined  in the  manner  and as of the time set forth in  Section 2 hereof.

     (c)  Liquidating Distribution

          (1)  Immediately following the Closing,  Acquired Fund shall liquidate and  distribute:  (i) pro rata to  shareholders  of Acquired Fund
               Common  Shares  of  record  as of the  close of  business  on the
               Closing  Date,  the  Acquiring  Fund  Common  Shares  received by
               Acquired  Fund  pursuant  to  this  Section  1, in  exchange  for
               Acquired Fund Common Shares held by such common shareholders; and
               (ii) to shareholders of Acquired Fund Preferred  Shares of record as of the close of business on the Closing  Date,  one  Acquiring
               Fund  Preferred   Share,  in  exchange  for  each  Acquired  Fund
               Preferred Share held by such preferred shareholders.

          (2)  Such  liquidating  distribution  will be  accomplished by opening accounts  on the  books  of  Acquiring  Fund in the  name of each holder of  Acquired  Fund  Shares and  transferring  to each such account:  (i) in the case of a holder  of  Acquired  Fund  Common
               Shares,  such  shareholder's pro rata share of the Acquiring Fund
               Common Shares  received by Acquired Fund; and (ii) in the case of a holder of Acquired Fund Preferred Shares, a number of Acquiring
               Fund  Preferred  Shares  received by  Acquired  Fund equal to the number of Acquired Fund  Preferred  Shares held by such preferred shareholder.

     (d)  After the  Closing,  each  holder of any  outstanding  certificate  or certificates  representing  Acquired  Fund Shares shall be entitled to surrender  the  same  to the  transfer  agent  for  Acquiring  Fund in exchange for the respective number of applicable Acquiring Fund Shares into which the Acquired  Fund Shares  theretofore  represented  by the certificate or certificates so surrendered  shall have been converted.
          Until so surrendered, each outstanding certificate which, prior to the
          Closing,  represented the Acquired Fund Shares shall be deemed for all
          Acquiring  Fund's  purposes to evidence  ownership  of the  respective number of the applicable  Acquiring  Fund Shares  determined as of the
          Closing Date into which the Acquired  Fund Shares  (which prior to the
          Closing were represented thereby) have been converted.

     (e)  Dividends on Acquired Fund  Preferred  Shares shall  accumulate to and including the Closing Date and then cease to  accumulate.  At or prior to the Closing,  Acquired Fund will declare all accumulated but unpaid dividends on the Acquired  Fund  Preferred  Shares up to and including the Closing Date,  such dividends to be paid to the holders thereof on the  "Dividend  Payment  Date" in  respect  of the  "Initial  Dividend
          Period" of Acquiring Fund Preferred Shares (as those terms are defined in the  certificate  of  designation  of the Acquiring  Fund Preferred
          Shares ("Certificate of Designation")). The "Applicable Dividend Rate"
          (as that term is defined in the Certificate of Designation) in respect of the Initial Dividend Period for the Acquiring Fund Preferred Shares
          shall  accumulate from and including the day after the Closing Date at the same rate borne on the Closing Date by the Acquired Fund Preferred
          Shares.

     (f)  At or prior to the  Closing,  Acquired  Fund will  declare a  dividend and/or other  distribution  to be paid to the holders of Acquired Fund
          Common  Shares  in an  amount  sufficient  to  distribute  all  of its investment  company  taxable  income  (computed  without regard to any deduction for dividends paid), net tax-exempt  income and realized net capital gains,  if any, earned or anticipated to be earned through the
          Closing Date.

     (g)  Acquired Fund shall be dissolved promptly  following the Closing,  the liquidating  distribution  of the  respective  Acquiring  Fund Shares, payment of any dividends or distributions  and resolution of any other contingent liabilities.

2.   Valuation

     (a)  The value of Acquired  Fund's Net Assets to be  acquired by  Acquiring
          Fund  hereunder and the net asset value per Acquired Fund Common Share shall be determined to the third decimal place as of 4:00 p.m. Eastern
          Time on the Closing  Date in a manner  consistent  with the  valuation procedures described in Acquired Fund's registration statement on Form
          N-2  filed  with the U.S.  Securities  and  Exchange  Commission  (the
          "SEC"),  as such  disclosure  has  been  amended  to date by any:  (i)
          amendments to Acquired Fund's registration statement on Form N-2; (ii)
          press releases  issued on behalf of Acquired Fund; and (iii) annual or semi-annual reports of Acquired Fund sent to shareholders  pursuant to
          Section 30 of the 1940 Act (together,  the "Acquired  Fund  Disclosure
          Documents").  The  value  of  Acquired  Fund's  Net  Assets  shall  be calculated net of the liquidation  preference  (including  accumulated and unpaid  dividends)  of all  outstanding  Acquired  Fund  Preferred
          Shares.

     (b)  The value of  Acquiring  Fund's  net asset  value per  Acquiring  Fund
          Common Share shall be computed to the third  decimal  place as of 4:00
          p.m. Eastern Time on the Closing Date in a manner  consistent with the
          valuation   procedures  described  in  Acquiring  Fund's  registration statement  on Form N-2 filed with the SEC,  as such  disclosures  have been  amended  to date by any:  (i)  amendments  to  Acquiring  Fund's registration  statement  on Form N-2;  (ii) press  releases  issued on behalf of Acquiring  Fund; and (iii) annual or semi-annual  reports of
          Acquiring Fund sent to shareholders pursuant to Section 30 of the 1940
          Act (together,  the "Acquiring Fund Disclosure Documents").  The value of the  Acquiring  Fund's net asset  value per  Acquiring  Fund Common
          Share shall be calculated net of the liquidation preference (including accumulated and unpaid dividends) of all outstanding  preferred shares of Acquiring Fund.

     (c)  The liquidation  preference of the Acquired Fund Preferred  Shares and the Acquiring Fund Preferred Shares is $50,000 per share.

3.   Closing Date

     The Closing  Date shall be  February  10,  2006,  or such later date as the parties may mutually  agree,  provided that the Closing Date shall not be a date on which a remarketing  of the Acquired Fund Preferred  Shares would  ordinarily occur. The Closing shall take place at the principal office of Acquiring Fund at
5:00 p.m.  Eastern Time on the Closing  Date.  Acquired Fund shall have provided for  delivery  as of the  Closing  those  Net  Assets  of  Acquired  Fund  to be transferred to the account of Acquiring Fund's custodian, Mellon Bank, N.A., One
Mellon Center, Pittsburgh,  Pennsylvania 15258. Acquired Fund shall also deliver at the Closing a list of names and  addresses of the  shareholders  of record of its Acquired Fund Shares, as well as the number of full and fractional shares of
Acquired  Fund Common Shares and the number of Acquired  Fund  Preferred  Shares owned by each  such  shareholder,  indicating  thereon  which  such  shares  are represented by outstanding certificates and which by book-entry accounts, all as of 4:00 p.m.  Eastern Time on the Closing  Date,  certified  by Acquired  Fund's transfer agent or by its President or a Vice President to the best of its or his or  her  knowledge  and  belief.  Acquiring  Fund  shall  issue  and  deliver  a certificate or  certificates  evidencing  the  respective  Acquiring Fund Common
Shares and  Acquiring  Fund  Preferred  Shares to be delivered to the account of
Acquired Fund at said transfer  agent  registered in such manner as the officers of Acquired Fund may request, or provide evidence  satisfactory to Acquired Fund in such manner as the officers of Acquired Fund may request that such  Acquiring
Fund Shares have been registered in an account on the books of Acquiring Fund.

4.   Representations and Warranties by Acquiring Fund

     Acquiring Fund represents and warrants to Acquired Fund that:

     (a)  Acquiring  Fund is a  corporation  incorporated  under the laws of the
          State of Minnesota on December 29, 1992,  and is validly  existing and in good standing under the laws of that State.  Acquiring Fund is duly registered under the 1940 Act as a closed-end,  management  investment company and all of the  Acquiring  Fund Shares sold were sold pursuant to an effective  registration statement filed under the Securities Act of 1933,  as amended  (the "1933  Act"),  except for those shares sold pursuant to the private offering  exemption for the purpose of raising the required initial capital.

     (b)  The  authorized  capital of  Acquiring  Fund  consists of  201,000,000 shares  consisting of  200,000,000  shares of common stock,  par value
          $0.01 per share,  and 1,000,000  shares of preferred  stock, par value
          $0.01.  As  of  the  date  hereof,   Acquiring  Fund  had  issued  and
          outstanding  7,252,200  Acquiring  Fund  Common  Shares  listed on the
          American  Stock  Exchange  LLC  ("AmEx"),  600  Municipal  Income Fund
          Preferred  Shares,  Series A issued  and  outstanding,  600  Municipal
          Income Fund Preferred  Shares,  Series B issued and  outstanding,  400
          Municipal  Income  Fund  Preferred  Shares,  Series C  authorized  and unissued,  and 300 Municipal  Income Fund Preferred  Shares,  Series D
          authorized  and unissued.  All issued and  outstanding  Acquiring Fund
          Common  Shares and  Municipal  Income  Preferred  Shares are,  and all
          Acquiring Fund Common Shares and Acquiring Fund Preferred Shares to be
          issued in exchange  for Net Assets of Acquired  Fund  pursuant to this
          Plan will be when so issued, fully paid and non-assessable.

     (c)  The audited financial  statements appearing in Acquiring Fund's Annual
          Report to  Shareholders  for the  fiscal  year ended  March 31,  2005, audited by Ernst & Young,  LLP, a copy of which has been  delivered to
          Acquired Fund, fairly present the financial position of Acquiring Fund as of the date  indicated  and the results of its  operations  for the periods indicated are in conformity with generally accepted accounting principles applied on a consistent basis.

     (d)  The books and  records of  Acquiring  Fund  accurately  summarize  the accounting  data  represented  and contain no material  omissions with respect to the business and operations of Acquiring Fund.

     (e)  Acquiring  Fund  has  the  necessary  corporate  power  and  corporate authority  to  conduct  its  business  as such  business  is now being conducted.

     (f)  Acquiring  Fund is not a party to or obligated  under any provision of its Articles of  Incorporation or its By-laws  (together,  as each has been amended to date, the "Acquiring  Fund Corporate  Documents"),  or any contract or any other commitment or obligation, and is not subject to any order or decree, that would be violated by its execution of, or performance under, this Plan.

     (g)  Acquiring  Fund has  elected to be treated as a  regulated  investment company  ("RIC")  for  federal  income  tax  purposes  under Part I of
          Subchapter  M of the Internal  Revenue  Code of 1986,  as amended (the
          "Code"), and it has qualified as a RIC for each taxable year since its inception  and  will  qualify  as a RIC as of the  Closing  Date,  and consummation  of the  transactions  contemplated by this Plan will not cause it to fail to be qualified as a RIC as of the Closing Date or at the end of its fiscal year.

     (h)  Acquiring Fund is not under  jurisdiction  of a Court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

     (i)  At the time of effectiveness  of the  registration  statement filed by the  Acquiring  Fund  with  the SEC on Form  N-14  under  the 1933 Act relating to Acquiring Fund Shares  issuable  hereunder (the "Acquiring
          Fund  N-14   Registration   Statement"),   the  Acquiring   Fund  N-14
          Registration  Statement will: (i) comply in all material respects with
          the  applicable   provisions  of  the  1933  Act  and  the  rules  and
          regulations  promulgated  thereunder;  and (ii) not contain any untrue statement of material  fact or omit to state a material  fact required to be stated therein or necessary to make the  statements  therein not misleading;  provided,  however, that this representation and warranty shall  not  apply  to  any  disclosure  in  the  Acquiring  Fund  N-14
          Registration  Statement  provided  by  Acquired  Fund or  relating  to
          Acquired Fund.

     (j)  At the time the Acquiring  Fund N-14  Registration  Statement  becomes effective,  at the time of the  Acquiring  Fund's and Acquired  Fund's shareholders'  meeting to consider this Plan and the Acquisition  (the
          "Meeting"),  and at the Closing Date,  the proxy  statement/prospectus
          ("Proxy Statement/Prospectus") and statement of additional information
          ("SAI")  included in the Acquiring  Fund N-14  Registration  Statement
          will not contain any untrue  statement  of a material  fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;
          provided,  however,  that this  representation  and warranty shall not apply  to any  disclosure  in the  Acquiring  Fund  N-14  Registration
          Statement provided by Acquired Fund or relating to Acquired Fund.

5.   Representations and Warranties by Acquired Fund

     Acquired Fund represents and warrants to Acquiring Fund that:

     (a)  Acquired  Fund is a  corporation  incorporated  under  the laws of the
          State of Minnesota on February 20, 1992,  and is validly  existing and in good standing  under the laws of that State.  Acquired Fund is duly registered  under the 1940 Act as a closed-end  management  investment company and all of Acquired Fund's Acquired Fund Shares sold were sold in compliance in all material  respects with  applicable  registration requirements of the 1933 Act.

     (b)  The authorized capital of Acquired Fund consists of 201,000,000 shares consisting of 200,000,000  shares of common stock, par value $0.01 per share, and 1,000,000 shares of preferred stock, par value $0.01. As of the date  hereof,  the  Acquiring  Fund  had  issued  and  outstanding
          2,594,700 Acquired Fund Common Shares listed on AmEx and 400 Municipal
          Income Fund Preferred  Shares issued and  outstanding.  All issued and outstanding Acquired Fund Shares are fully paid and non-assessable.

     (c)  The audited financial  statements  appearing in Acquired Fund's Annual
          Report to  Shareholders  for the  fiscal  year ended  March 31,  2005, audited by Ernst & Young,  LLP, a copy of which has been  delivered to
          Acquiring Fund, fairly present the financial  position of the Acquired
          Fund as of the date  indicated and the results of its  operations  for the  periods  indicated  are in  conformity  with  generally  accepted accounting principles applied on a consistent basis.

     (d)  The books and  records  of  Acquired  Fund  accurately  summarize  the accounting  data  represented  and contain no material  omissions with respect to the business and operations of Acquired Fund.

     (e)  Acquired  Fund  has  the  necessary   corporate  power  and  corporate
          authority  to  conduct  its  business  as such  business  is now being conducted.

     (f)  Acquired  Fund is not a party to or obligated  under any  provision of its Articles of Incorporation or its Bylaws  (together,  as amended or supplemented  from  time to time,  the "the  Acquired  Fund  Corporate
          Documents"),  or any contract or any other  commitment or  obligation, and is not  subject to any order or decree,  that would be violated by its execution of, or performance under, this Plan.

     (g)  Acquired  Fund has elected to be treated as a RIC for  federal  income tax  purposes  under Part I of  Subchapter  M of the Code,  and it has qualified as a RIC for each taxable year since its  inception and will qualify  as a RIC as of the  Closing  Date,  and  consummation  of the transactions contemplated by this Plan will not cause it to fail to be qualified  as a RIC as of the Closing Date or at the end of its fiscal year.

     (h)  Acquired  Fund is not under  jurisdiction  of a Court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

     (i)  At the time of effectiveness  of the Acquiring Fund N-14  Registration
          Statement,  the Acquiring  Fund N-14  Registration  Statement will not contain  any  untrue  statement  of  material  fact or omit to state a material fact  required to be stated  therein or necessary to make the statements  therein  not  misleading  as  to  any  disclosure  in  the
          Acquiring Fund N-14 Registration  Statement  provided by Acquired Fund or relating to Acquired Fund.

     (j)  At the time the Acquiring  Fund N-14  Registration  Statement  becomes effective,  at the time of the Meeting,  and at the Closing Date,  the
          Proxy  Statement/Prospectus  and  SAI  will  not  contain  any  untrue statement  of a  material  fact  or  omit to  state  a  material  fact necessary  to  make  the  statements  therein,  in  the  light  of the circumstances  under which they were made,  not  misleading  as to any disclosure in the Acquiring Fund N-14 Registration  Statement provided by Acquired Fund or relating to Acquired Fund.

6.   Representations and Warranties by Acquired Fund and Acquiring Fund

     Acquired  Fund  and  Acquiring  Fund  each  represents and  warrants to the other that:

     (a)  The  statement of assets and  liabilities  to be furnished by it as of
          4:00  p.m.  Eastern  Time on the  Closing  Date,  for the  purpose  of determining  the number of Acquiring  Fund Common  Shares to be issued pursuant to Section 1 of this Plan, will accurately reflect Net Assets in the case of  Acquired  Fund and the net asset  value in the case of
          Acquiring  Fund, and the  outstanding  Acquired Fund Common Shares and
          Acquiring  Fund  Common  Shares,  respectively,  as of such  date,  in conformity with generally accepted accounting  principles applied on a consistent basis.

     (b)  At the Closing,  it will have good and marketable  title to all of the securities  and other  assets  shown on the  statement  of assets  and liabilities  referred to in (a) above,  free and clear of all liens or encumbrances of any nature  whatsoever,  except such  imperfections of title or encumbrances  as do not materially  detract from the value or use of the assets subject thereto,  or materially affect title thereto
          (such  as  pledges  or  segregation   in  connection   with  portfolio
          transactions in the ordinary course of business).

     (c)  Except  as  has  been  previously   disclosed  in  the  Acquired  Fund
          Disclosure  Documents or in the Acquiring Fund  Disclosure  Documents,
          there  is  no  suit,  judicial  action,  or  legal  or  administrative proceeding  pending or threatened  against  Acquired Fund or Acquiring
          Fund, respectively.

     (d)  There are no known  actual or  proposed  deficiency  assessments  with respect to any taxes payable by it.

     (e)  The  execution,  delivery and  performance of this Plan have been duly authorized by all  necessary  action of the Acquired Fund Board or the
          Board of Directors of Acquiring  Fund (the  "Acquiring  Fund  Board"),
          respectively, and this Plan constitutes a valid and binding obligation of such party enforceable in accordance with its terms.

7.   Covenants of Acquired Fund and Acquiring Fund

     (a)  Acquired  Fund and  Acquiring  Fund  each  covenants  to  operate  its respective business as presently conducted between the date hereof and the Closing.

     (b)  Acquired  Fund  undertakes  that it will not  acquire  Acquiring  Fund
          Shares for the purpose of making distributions thereof to anyone other than the shareholders of Acquired Fund.

     (c)  Acquired Fund undertakes  that, if this Plan is  consummated,  it will dissolve its  corporate  existence,  file an  application  pursuant to
          Section 8(f) of the 1940 Act for an order declaring that it has ceased to be an investment company and take the necessary actions,  including making the necessary  filings,  to withdraw its shares from listing on those stock  exchanges on which the Acquired Fund Shares are listed as of the Closing Date.

     (d)  Acquired Fund and Acquiring Fund each agrees that, by the Closing, all of its federal and other tax returns and reports required by law to be filed on or before  such date shall have been  filed,  and all federal and other  taxes shown as due on said  returns  shall have either been paid or had  adequate  liability  reserves  created for the payment of such taxes.

     (e)  At the  Closing,  Acquired  Fund  shall  provide  Acquiring  Fund  the certified copy of the shareholder ledger accounts described in Section
          3 of this Plan.

     (f)  Acquiring  Fund  shall  file  with  the SEC the  Acquiring  Fund  N-14
          Registration Statement, and shall use its best efforts to provide that the Acquiring Fund N-14  Registration  Statement  becomes effective as promptly as is practicable.

     (g)  Acquired Fund agrees to mail to each of its respective shareholders of record  entitled to vote at the Meeting,  in sufficient time to comply
          with   requirements   as  to  notice   thereof,   a   combined   Proxy
          Statement/Prospectus  that complies in all material  respects with the applicable  provisions of Section 14(a) of the Securities Exchange Act of 1934,  as amended  (the "1934 Act") and  Section  20(a) of the 1940
          Act, and the rules and regulations thereunder.

     (h)  Acquiring Fund agrees to mail to each of its  respective  shareholders of record  entitled  to vote at the  Meeting,  in  sufficient  time to comply  with  requirements  as to notice  thereof,  a  combined  Proxy
          Statement/Prospectus  that complies in all material  respects with the applicable  provisions  of Section  14(a) of the 1934 Act and  Section
          20(a) of the 1940 Act, and the rules and regulations thereunder.

8.   Conditions Precedent to be Fulfilled by Acquired Fund and Acquiring Fund

     The consummation of this Plan shall be subject to the conditions precedent that:

     (a)  (i) All the  representations  and  warranties of each party  contained herein  shall  be true and  correct  as of the  Closing  with the same effect as though  made as of and at such date;  (ii) each party  shall have performed all  obligations  required by this Plan to be performed by it prior to the Closing; and (iii) Acquired Fund and Acquiring Fund
          shall  have  delivered  to  the  other  a  certificate  signed  by its
          President,  a Vice President or an equivalent officer to the foregoing effect.

     (b)  Acquired Fund and Acquiring  Fund shall have  delivered to the other a copy of the resolutions approving the Plan adopted and approved by the appropriate action of the Acquired Fund Board or Acquiring Fund Board, as  appropriate,  certified by its  President,  a Vice President or an equivalent officer of Acquired Fund or Acquiring Fund, respectively.

     (c)  (i) The SEC shall not have  issued an  unfavorable  management  report under  Section  25(b) of the 1940 Act or  instituted  or threatened to institute any proceeding  seeking to enjoin  consummation  of the Plan under  Section  25(c)  of the  1940  Act;  and  (ii) no  other  legal, administrative  or other  proceeding  shall  have been  instituted  or threatened  that would  materially  affect the financial  condition of either party or would prohibit the transactions contemplated hereby.

     (d)  This Plan shall have been  adopted  and  approved  by the  appropriate action of the  shareholders of Acquired Fund and Acquiring Fund, at an annual or special  meeting of the respective  shareholders  thereof or any adjournment thereof.

     (e)  A distribution or distributions  shall have been declared for Acquired
          Fund  prior to the  Closing  Date  that,  together  with all  previous
          distributions,   shall  have  the  effect  of   distributing   to  its
          shareholders:  (i) all of its  ordinary  income and all of its capital gain net  income,  if any,  for the period  from the close of its last fiscal year to 4:00 p.m.  Eastern Time on the Closing  Date;  and (ii)
          any undistributed ordinary income and capital gain net income from any period to the extent not otherwise declared for distribution.  Capital gain net income has the meaning given such term by Section  1222(a) of the Code.

     (f)  There  shall be  delivered  to  Acquired  Fund and  Acquiring  Fund an opinion from Stradley Ronon Stevens & Young,  LLP, counsel to Acquired
          Fund and Acquiring Fund, to the effect that,  provided the Acquisition contemplated  hereby is carried out in  accordance  with this Plan and the laws of the State of Minnesota, and based upon certificates of the officers of Acquired Fund and Acquiring Fund with regard to matters of fact and upon special counsel to Acquired Fund and Acquiring Fund with regard to matters of Minnesota law:

          (1)  The acquisition by Acquiring Fund of substantially all the assets of the  Acquired  Fund as provided for herein in exchange for the respective  Acquiring Fund Shares followed by the distribution by
               Acquired Fund to its  shareholders  of such Acquiring Fund Shares in  complete  liquidation  of  Acquired  Fund will  qualify  as a reorganization  within the  meaning of Section  368(a)(1)  of the
               Code,  and Acquired Fund and Acquiring Fund will each be a "party to the  reorganization"  within the meaning of Section  368(b) of the Code;

          (2)  No gain or loss  will be  recognized  by  Acquired  Fund upon the transfer of substantially  all of its assets to Acquiring Fund in exchange  solely for voting  shares of Acquiring  Fund  (Sections
               361(a) and 357(a) of the Code);

          (3)  No gain or loss will be  recognized  by  Acquiring  Fund upon the receipt of  substantially  all of the assets of Acquired  Fund in exchange  solely for voting  shares of  Acquiring  Fund  (Section
               1032(a) of the Code);

          (4)  No gain or loss  will be  recognized  by  Acquired  Fund upon the distribution  of  Acquiring  Fund Shares to its  shareholders  in liquidation of Acquired Fund (in pursuance of this Plan) (Section
               361(c)(1) of the Code);

          (5)  The basis of the assets of Acquired  Fund  received by  Acquiring
               Fund  will be the same as the basis of such  assets  to  Acquired
               Fund  immediately  prior to  Acquisition  (Section  362(b) of the
               Code);

          (6)  The  holding  period of the assets of Acquired  Fund  received by
               Acquiring  Fund will include the period  during which such assets were held by Acquired Fund (Section 1223(2) of the Code);

          (7)  No  gain  or  loss  will be  recognized  to the  shareholders  of
               Acquired  Fund upon the exchange of their shares in Acquired Fund for voting shares of Acquiring Fund,  including fractional shares to which they may be entitled (Section 354(a) of the Code);

          (8)  The basis of Acquiring Fund Shares  received by the  shareholders of Acquired  Fund shall be the same as the basis of the  Acquired
               Fund Shares exchanged therefor (Section 358(a)(1) of the Code);

          (9)  The  holding  period of  Acquiring  Fund  Shares  received by the shareholders  of Acquired Fund  (including  fractional  shares to which they may be entitled)  will  include the holding  period of the  Acquired  Fund  Shares  surrendered  in  exchange  therefor, provided  that the  Acquired  Fund  Shares were held as a capital asset on the effective date of the exchange  (Section  1223(1) of the Code); and

          (10) Acquiring  Fund will  succeed to and take into  account as of the date of the transfer (as defined in Section  1.381(b)-1(b) of the regulations  issued  by the  United  States  Treasury  ("Treasury
               Regulations"))  the items of Acquired  Fund  described in Section
               381(c) of the Code,  subject to the  conditions  and  limitations specified in Sections  381,  382, 383 and 384 of the Code and the
               Treasury Regulations.

     (g)  There  shall be  delivered  to  Acquiring  Fund an opinion in form and substance satisfactory to it from Stradley Ronon Stevens & Young, LLP, counsel to Acquired Fund, to the effect that,  subject in all respects to the effects of bankruptcy, insolvency, reorganization,  moratorium, fraudulent  conveyance  and  other  laws  now or  hereafter  affecting generally the enforcement of creditors' rights:

          (1)  The Acquired Fund is a corporation incorporated under the laws of the State of Minnesota, and is a validly existing corporation and in good standing under the laws of that state;

          (2)  The  authorized  capital of Acquired Fund consists of 201,000,000 shares  consisting of 200,000,000  shares of Acquired Fund Common
               Shares,  par  value  $0.01 per  share,  and  1,000,000  shares of preferred  stock,  par value $0.01, of which 400 shares have been designated as Municipal  Income Preferred  Shares.  Assuming that the initial  Acquired Fund Shares were issued in accordance  with the 1933 Act and the Acquired Fund Corporate Documents,  and that all other outstanding  Acquired Fund Shares were sold, issued and paid for in compliance in all material  respects with  applicable registration  requirements of the 1933 Act, each such outstanding
               Acquired  Fund Share is fully paid and  non-assessable  and, with respect to Acquired Fund Common Shares, freely transferable,  all in  accordance  with the  terms of the  Acquired  Fund  Corporate
               Documents;

          (3)  Acquired  Fund  is  a  closed-end   investment   company  of  the
               management type registered as such under the 1940 Act;

          (4)  Except as disclosed in the Acquired  Fund  Disclosure  Documents, such counsel does not know of any material suit,  action or legal or administrative  proceeding  pending or threatened  against the
               Acquired Fund, the unfavorable  outcome of which would materially and adversely affect Acquired Fund;

          (5)  All  corporate  actions  required to be taken by Acquired Fund to authorize  this Plan and to effect the  Acquisition  contemplated hereby have been duly  authorized by all necessary  action on the part of the Acquired Fund; and

          (6)  The  execution,  delivery or performance of this Plan by Acquired
               Fund  will  not  violate  any  provision  of  the  Acquired  Fund
               Corporate Documents,  or the provisions of any agreement or other instrument  known to such  counsel  to which  Acquired  Fund is a party or by which Acquired Fund is otherwise bound, and this Plan is the legal,  valid and binding  obligation of Acquired Fund and is  enforceable  against  Acquired  Fund in  accordance  with its terms.

          In giving the opinions  set forth above,  counsel may state that it is relying on  certificates  of the officers of Acquired Fund with regard to matters of fact,  certain  certifications and written statements of governmental  officials  with respect to the good standing of Acquired
          Fund, and the opinion of special counsel to Acquired Fund on questions of Minnesota law.

     (h)  There  shall be  delivered  to  Acquired  Fund an  opinion in form and substance satisfactory to it from Stradley Ronon Stevens & Young, LLP, counsel to Acquiring Fund, to the effect that, subject in all respects to the effects of bankruptcy, insolvency, reorganization,  moratorium, fraudulent  conveyance  and  other  laws  now or  hereafter  affecting generally the enforcement of creditors' rights:

          (1)  Acquiring  Fund is a corporation  incorporated  under the laws of the State of Minnesota, and is a validly existing corporation and in good standing under the laws of that State;

          (2)  The authorized  capital of Acquiring Fund consists of 201,000,000 shares consisting of 200,000,000  shares of Acquiring Fund Common
               Shares,  par  value  $0.01 per  share,  and  1,000,000  shares of preferred  stock, par value $0.01. The preferred stock is divided into four series:  Municipal Income Fund Preferred Shares, Series
               A,  of  which  there  are   currently   600  shares   issued  and
               outstanding; Municipal Income Fund Preferred Shares, Series B, of
               which  there are  currently  600 shares  issued and  outstanding;
               Municipal Income Preferred  Shares,  Series C, of which there are
               400 shares  authorized  and unissued;  and Municipal  Income Fund
               Preferred  Shares,  Series  D, of  which  there  are  300  shares authorized and unissued. Assuming that the initial shares of each class and series of Acquiring  Fund were issued in  accordance in all material  respects with the 1933 Act and the  Acquiring  Fund
               Corporate  Documents,  and that all other  outstanding  shares of
               Acquiring  Fund were sold,  issued and paid for in  accordance in
               all  material   respects  with  the  terms  of  Acquiring  Fund's
               prospectus  in  effect  at the  time of  such  sales,  each  such outstanding  share is fully  paid and  non-assessable  and,  with respect to Acquiring Fund Common Shares, freely transferable, all in  accordance  with the terms of the  Acquiring  Fund  Corporate
               Documents;

          (3)  Acquiring  Fund  is  a  closed-end   investment  company  of  the
               management type registered as such under the 1940 Act;

          (4)  Except as disclosed in the Acquiring Fund  Disclosure  Documents, such counsel does not know of any material suit,  action or legal
               or  administrative   proceeding  pending  or  threatened  against
               Acquiring Fund, the unfavorable outcome of which would materially and adversely affect Acquiring Fund;

          (5)  Acquiring Fund Shares to be issued  pursuant to the terms of this
               Plan have been duly  authorized and, when issued and delivered as provided in this Plan,  will have been  validly  issued and fully paid and will be non-assessable by Acquiring Fund;

          (6)  All corporate  actions  required to be taken by Acquiring Fund to authorize  this Plan and to effect the  Acquisition  contemplated hereby have been duly  authorized by all necessary  action on the part of Acquiring Fund;

          (7)  The execution,  delivery or performance of this Plan by Acquiring
               Fund  will  not  violate  any  provision  of the  Acquiring  Fund
               Corporate Documents,  or the provisions of any agreement or other instrument  known to such  counsel to which  Acquiring  Fund is a party or by which  Acquiring  Fund is otherwise  bound,  and this
               Plan is the legal, valid and binding obligation of Acquiring Fund and is enforceable  against Acquiring Fund in accordance with its terms; and

          (8)  The Acquiring Fund N-14 Registration  Statement has been declared or, by operation  of rule,  has become  effective  under the 1933
               Act, and, to the best  knowledge of such  counsel,  no stop order suspending the effectiveness of such  Registration  Statement has been  issued,  and no  proceedings  for such  purpose  have  been instituted  or are pending  before or threatened by the SEC under the 1933 Act,  and nothing has come to counsel's  attention  that causes it to believe that,  at the time the  Acquiring  Fund N-14
               Registration Statement became effective,  or at the Closing, such
               Registration  Statement (except for the financial  statements and other  financial and  statistical  data included  therein,  as to which counsel need not express an opinion),  contained any untrue statement of a material  fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not  misleading;  and such  counsel  knows of no legal or government  proceedings required to be described in the Acquiring
               Fund N-14 Registration  Statement, or of any contract or document of a character  required to be  described in the  Acquiring  Fund
               N-14 Registration Statement, that is not described as required.

          In giving the opinions  set forth above,  counsel may state that it is relying on  certificates of the officers of Acquiring Fund with regard to matters of fact, and certain  certifications and written statements of  governmental  officials  with  respect  to the  good  standing  of
          Acquiring  Fund,  and the opinion of special  counsel to the Acquiring
          Fund on questions of Minnesota law.

     (i)  Acquired Fund shall have received a certificate  from the President or a Vice  President  of Acquiring  Fund to the effect  that,  except for disclosure  provided  by or relating  to  Acquired  Fund,  to the best knowledge and belief of such officer,  the statements contained in the
          Acquiring Fund N-14 Registration  Statement, at the time the Acquiring
          Fund N-14 Registration Statement became effective,  at the date of the signing of this Plan,  and at the Closing,  did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the  statements  therein not misleading.

     (j)  The Acquiring Fund N-14 Registration  Statement to be delivered to the shareholders  of Acquiring  Fund and Acquired Fund in accordance  with this Plan shall have become  effective,  and no stop order  suspending the effectiveness of the Acquiring Fund N-14  Registration  Statement,
          or any amendment or supplement  thereto,  shall have been issued prior to  the  Closing  Date  or  shall  be in  effect  at  Closing,  and no proceedings  for the  issuance  of such an order  shall be  pending or threatened on that date.

     (k)  Acquiring Fund Shares to be delivered  hereunder shall be eligible for sale with each state  commission or agency with which such eligibility is required in order to permit  Acquiring  Fund Shares  lawfully to be delivered to each holder of the Acquired Fund Shares.

     (l)  At the  Closing,  there shall be  transferred  to  Acquiring  Fund the respective  aggregate Net Assets of Acquired Fund  comprising at least
          90% in fair  market  value of the total net assets and 70% of the fair market  value of the  total  gross  assets  recorded  on the  books of
          Acquired Fund on the Closing Date.

     (m)  There be delivered to Acquiring  Fund  information  concerning the tax basis of Acquired Fund in all securities transferred to Acquiring Fund together with shareholder  information including the names,  addresses and taxpayer  identification numbers of the respective shareholders of
          Acquired  Fund as of the  Closing  Date,  the number of shares held by each shareholder,  the dividend  reinvestment  elections applicable to each  shareholder,  and the backup  withholding and nonresident  alien withholding  certifications,  notices or records on file with Acquired
          Fund with respect to each shareholder.

     (n)  All  consents of other  parties,  and all other  consents,  orders and permits of federal,  state and local regulatory authorities (including those  of the  SEC  and of  state  Blue  Sky  securities  authorities, including any necessary "no-action" positions or exemptive orders from such federal and state  authorities),  required to permit consummation of the  Acquisition  contemplated  hereby  shall  have been  obtained, except where failure to obtain any such consent, order or permit would not  involve a risk of a  material  adverse  effect  on the  assets or properties of Acquired Fund or Acquiring Fund.

     (o)  Am Ex shall have approved the listing of the additional Acquiring Fund
          Common Shares to be issued to common  shareholders of Acquired Fund in connection with the Acquisition.

     (p)  The  preferences,  voting  powers,  restrictions,  limitations  as  to dividends,  qualifications  and terms and  conditions of redemption of the Acquiring Fund Preferred Shares as set forth in the Certificate of
          Designation  shall be identical  in all material  respects to those of the Acquired Fund Preferred Shares.

     (q)  Acquiring  Fund shall have  obtained  written  confirmation  from both
          Moody's Investors Service,  Inc.  ("Moody's") and Standard & Poor's, a
          division  of  The  McGraw  Hill  Companies,  Inc.  ("S&P"),  that  (i)
          consummation  of the  transactions  contemplated by this Plan will not impair the ratings  assigned by such rating  agencies to the  existing
          Municipal Income Preferred Shares, Series A and Series B, of Acquiring
          Fund,  and (ii) the  Acquiring  Fund  Preferred  Shares  to be  issued pursuant to Section 1 of this Agreement will be rated "aaa" by Moody's and "AAA" by S&P.

9.   Fees and Expenses

     (a)  Acquired Fund and Acquiring  Fund each  represents and warrants to the other  that  there are no broker or  finders'  fees  payable  by it in connection with the transactions provided for herein.

     (b)  The expenses of entering into and carrying out the  provisions of this
          Plan shall be borne 25% by Acquiring  Fund,  25% by Acquired Fund, 25%
          by Voyageur Minnesota Municipal Income Fund, Inc. and 25% by DMC.

10.  Termination; Postponement; Waiver; Order

     (a)  Anything contained in this Plan to the contrary notwithstanding,  this
          Plan  may be  terminated  and the  Acquisition  abandoned  at any time
          (whether  before or after  approval  thereof  by the  shareholders  of
          Acquiring Fund or Acquired Fund) prior to the Closing,  or the Closing may be postponed as follows:

          (1)  by mutual consent of Acquired Fund and Acquiring Fund;

          (2)  by Acquiring Fund if any condition of its  obligations  set forth in Section 8 has not been fulfilled or waived; or

          (3)  by Acquired Fund if any condition of its obligations set forth in
               Section 8 has not been fulfilled or waived.

          A Fund's  Board of Directors  may elect to terminate  this Plan and to abandon the Acquisition.

     (b)  If  the   transactions   contemplated  by  this  Plan  have  not  been
          consummated  by  December  31,  2006,  this Plan  shall  automatically terminate  on that date,  unless a later date is agreed to by both the
          Acquired Fund Board and the Acquiring Fund Board.

     (c)  In the  event  this  Plan is  terminated  pursuant  to the  provisions hereof,  this Plan shall become void and have no further  effect,  and
          neither  the  Funds,  nor  their  directors,   officers,   agents  nor
          shareholders shall have any liability in respect of this Plan.

     (d)  At any time prior to the Closing,  any of the terms or  conditions  of this Plan may be waived by the party who is  entitled  to the  benefit thereof by action  taken by the  Acquiring  Fund Board or the Acquired
          Fund  Board,  as the case may be, if, in the  judgment  of such Board, such action or waiver will not have a material  adverse  effect on the benefits  intended under this Plan to its  shareholders,  on behalf of whom such action is taken.

     (e)  The respective  representations and warranties contained in Sections 4
          through  6  hereof  shall  expire  with  and  be   terminated  by  the
          Acquisition,  and neither Acquired Fund nor Acquiring Fund, nor any of their  officers,  directors,  agents or  shareholders  shall  have any liability with respect to such representations or warranties after the
          Closing. This provision shall not protect any officer, director, agent or  shareholder  of  Acquired  Fund  or  Acquiring  Fund  against  any liability  to the entity for which that  officer,  director,  agent or shareholder  so acts or to its  shareholders  to which  that  officer, director, agent or shareholder would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties in the conduct of such office.

     (f)  If any order or orders of the SEC with  respect  to this Plan shall be issued prior to the Closing and shall  impose any terms or  conditions that are  determined  by action  of the  Acquired  Fund  Board and the
          Acquiring Fund Board to be acceptable, such terms and conditions shall be binding as if a part of this Plan without  further vote or approval of the  shareholders  of Acquiring Fund or Acquired Fund,  unless such terms  and  conditions  shall  result  in a change  in the  method  of computing the number of Acquiring Fund Shares to be issued to Acquired
          Fund, in which event, unless such terms and conditions shall have been
          included  in  the  proxy   solicitation   material  furnished  to  the
          shareholders of Acquiring Fund and Acquired Fund prior to the Meeting, this  Plan  shall  not  be  consummated  and  shall  terminate  unless
          Acquiring  Fund and Acquired  Fund shall each  promptly call a special meeting of its  shareholders at which such conditions so imposed shall be submitted for approval.

11.  Entire Agreement and Amendments

     This Plan embodies the entire  agreement  between the parties and there are no  agreements,  understandings,  restrictions  or  warranties  relating  to the transactions  contemplated  by this Plan other  than  those set forth  herein or herein  provided  for.  This Plan may be amended  only by mutual  consent of the parties in writing.  Neither this Plan nor any  interest  herein may be assigned without the prior written consent of the other parties.

12.  Counterparts

     This Plan may be  executed  in any  number of  counterparts,  each of which shall be deemed to be an  original,  but all such  counterparts  together  shall constitute but one instrument.

13.  Notices

     Any notice, report or demand required or permitted by any provision of this
Plan shall be in writing and shall be deemed to have been given to each party to this Plan if delivered or mailed,  first class postage prepaid, to the following addresses:

If to Acquired Fund                       If to Acquiring Fund:

Delaware Investments Minnesota            Delaware Investments Minnesota
Municipal Income Fund, Inc.               Municipal Income Fund II, Inc.
One Commerce Square                       One Commerce Square
Philadelphia, PA 19103                    Philadelphia, PA 19103
Attn: Secretary                           Attn: Secretary

If to DMC:

Delaware Management Company
One Commerce Square
Philadelphia, PA 19103
Attn: Secretary

14.  Governing Law

     This Plan shall be governed by and carried out in accordance  with the laws of the State of Minnesota.

           [The remainder of this page was intentionally left blank.]

     IN WITNESS WHEREOF,  Acquired Fund, Acquiring Fund and DMC have each caused this Plan to be executed on its behalf by its duly authorized  officers,  all as of the date and year first-above written.

                                                DELAWARE INVESTMENTS MINNESOTA
                                                MUNICIPAL INCOME FUND, INC.

Attest: /s/ Kathryn R. Williams                 By:  /s/ Jude T. Driscoll
        Name:  Kathryn R. Williams                   Name:   Jude T. Driscoll
        Title:   Vice President and                  Title:  President and Chief
                 Assistant Secretary                         Executive Officer

                                                DELAWARE INVESTMENTS MINNESOTA
                                                MUNICIPAL INCOME FUND II, INC.

Attest: /s/ Kathryn R. Williams                 By:  /s/ Jude T. Driscoll
        Name:  Kathryn R. Williams                   Name:   Jude T. Driscoll
        Title:   Vice President and                  Title:  President and Chief
                 Assistant Secretary                         Executive Officer

                                                DELAWARE MANAGEMENT COMPANY, a
                                                series of Delaware Management
                                                Business Trust

Attest: /s/ Kathryn R. Williams                 By:  /s/ Jude T. Driscoll
        Name:  Kathryn R. Williams                   Name:   Jude T. Driscoll
        Title:   Vice President and                  Title:  President and Chief
                 Assistant Secretary                         Executive Officer